EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46831, 33-34458, 33-54937, 33-63133, 333-15871,
333-36601 and 333-45245) of Integrated Device Technology, Inc. of our report dated April 17, 1998, listed in the index appearing under Item 8 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP
San Jose, California
June 2, 1998